Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-59797) of our report dated June 24, 2009, relating to the statements of net assets available for benefits of the Campbell Soup Company Savings Plus Plan for Salaried Employees as of December 31, 2008 and 2007, and the related statements of changes in net assets available for benefits for the years then ended, which appears in this Form 11-K.
/s/ Parente Randolph, LLC
Philadelphia, Pennsylvania
June 24, 2009

18